                                                                   EXHIBIT 10.11

                                COTT CORPORATION

                      CANADIAN EMPLOYEE SHARE PURCHASE PLAN



1.       PURPOSE AND ESTABLISHMENT OF THE PLAN

1.1 Cott hereby establishes a plan to be known as "The Cott Corporation Canadian Employee Share Purchase Plan" (the "Plan"). The Plan has been established for the following purposes:

         (a)      to encourage Employees to invest in Common Shares;

         (b) to facilitate such investment by providing the means whereby Common Shares can be acquired through payroll deductions and held for safekeeping by the Trustee on behalf of Participants; and

         (c) to allow Participating Companies to make contributions on behalf of Participants.

2.       DEFINITIONS

2.1      "ACT" means the Income Tax Act (Canada), as amended;

2.2 "COTT" means Cott Corporation, a corporation amalgamated under the laws of Canada.

2.3 "COMMITTEE" means the Human Resources and Compensation Committee of the board of directors of Cott.

2.4 "COMMON SHARES" means whole and fractional common shares in the capital of Cott.

2.5 "CONTRIBUTION PERIOD" means the period in any calendar year during which a Participant begins participation in the Plan.

2.6 "EMPLOYEE" means a full-time or regular part-time employee of any of the Participating Companies.

2.7 "GROUP REGISTERED RETIREMENT SAVINGS PLAN" means the Cott group registered retirement savings plan currently administered by the Trustee in respect of the Plan.

2.8 "NORMAL RETIREMENT" means retirement from office or employment with a Participating Company (at the election of the Participant and as agreed to by the Participating Company) coincident with or following the attainment by the Participant of age fifty-five.

2.9 "PARTICIPANT" means an Employee who is a resident of Canada and elects to participate in the Plan pursuant to Section 3.1 hereof and/or an Employee who has not so elected but on whose behalf contributions to the Plan have been made by Participating Companies pursuant to Section
         4.2 hereof, and in the case of the death of a Participant, includes the personal representative of the Participant.

2.10 "PARTICIPATING COMPANIES" means Cott and any other company designated as a Participating Company from time to time by the Committee.

2.11 "PERMANENT DISABILITY" means the complete and permanent incapacity of a Participant, as determined by a Cott approved licensed medical practitioner, due to a medically determinable physical or mental impairment which prevents such Participant from performing substantially all of the essential duties of his or her office or employment.

2.12 "TERMINATION DATE" in respect of a Terminated Participant's termination pursuant to Section 6.6 means the Participant's last day of active service (without regard to any notice of termination owing pursuant to statute, regulation, agreement or common law).

2.13 "TERMINATED PARTICIPANT" means a Participant who has been terminated in accordance with Section 6.6 of the Plan.

2.14 "TRUST" means the "Canadian Employee Share Purchase Plan Trust" as embodied in a trust agreement entered into between Cott and the Trustee.

2.15 "TRUSTEE" means The Canada Trust Company or its successor for the time being in the trusts created hereby and by the Trust.

2.16 "UNVESTED SHARES" means those Common Shares held by the Trustee under the Plan for the benefit of particular Participants that have not vested for the purposes of the Plan.

2.17 "VESTED SHARES" means those Common Shares held by the Trustee under the Plan for the benefit of particular Participants that have vested for the purposes of the Plan.

3.       PARTICIPATION

3.1 Employees may elect to participate in the Plan by signing and delivering to Cott an election and authorization in the form attached hereto as Schedule A which shall:

         (a) indicate the amount (being between 1.5% and 3% of the bi-weekly base salary of the Participant, after applicable statutory deductions) which such Participant desires to apply to the purchase of Common Shares and authorizing the payroll deduction of such amount on a bi-weekly basis; and

         (b) authorize Cott and/or the Trustee to cause Common Shares to be acquired on behalf of the Participant on or about the last trading day of each month and to cause the Common Shares so acquired to be held for safekeeping by the Trustee as agent for the Participant.

3.2 On or about the last trading day in each month, funds contributed to the Plan pursuant to Section 3.1 shall be used by the Trustee to acquire Common Shares on The Toronto Stock Exchange at the prevailing market price of Common Shares at the time and on the date of purchase of Common Shares.

3.3 An election to participate in the Plan may be delivered only once in each of Cott's fiscal years. If a Participant ceases to participate in the Plan at any time during Cott's fiscal year, such Participant shall not be entitled to resume participation in the Plan until the commencement of the following fiscal year.

4.       CONTRIBUTIONS BY PARTCIPATING COMPANIES

4.1 Concurrently with each contribution by a Participant under Section 3.1 above, the Participating Companies will cause to be contributed to the Trustee for the benefit of such Participant, an amount equal to sixty-six and two-thirds percent (66-2/3%) of such Participant's contribution, or such other amount which may be greater than or less than sixty-six and two-thirds percent (66-2/3%) as the Committee may, from time to time and at any time, designate to be contributed by the Participating Companies to the Trustee for the benefit of a Participant.

4.2      In addition to contributions made by Participating Companies under
         Section 4.1 hereof, Participating Companies may, with the approval of the Committee, make contributions or additional contributions in respect of any one or more Participants. The Committee may attach any conditions or requirements, including any conditions or requirements respecting the vesting of Common Shares acquired with such additional contributions, as the Committee may determine in its absolute discretion in respect of such contributions or additional contributions.

4.3 Notwithstanding the provisions of Sections 4.1 and 4.2, if a Participant forfeits his or her Unvested Shares in accordance with Sections 6.3, 6.4 or 6.6, all rights of such Participant with respect to such forfeited Unvested Shares shall immediately terminate. The Unvested Shares so forfeited will be reallocated by the Trustee to all or a portion of the remaining or future Participants in satisfaction of the current or future obligations of the Participating Companies to make contributions under the Plan in accordance with Sections 4.1 or 4.2.

4.4 As soon as practicable after receiving the funds referred to in Section 4.2, the Trustee shall use such funds to acquire Common Shares on the Toronto Stock Exchange at the prevailing market price of Common Shares at the time and on the date of acquisition of the Common Shares.

5.       ACCOUNTING AND REPORTING

5.1 An account will be maintained for each Participant in which there will be recorded the deposits made to the Plan by the Participant and by the Participating Companies and the number of Common Shares held on his or her behalf. This account shall separately denote the Participant's Vested Shares and Unvested Shares. The account shall also contain such other information as may be necessary in connection with the administration of the Plan.

5.2 The Trustee will provide to each Participant on a quarterly basis a summary of such Participant's account and a calculation of the average acquisition cost of Common Shares held on his or her behalf.

6.       VESTING

6.1 All Common Shares acquired by the Trustee under the Plan with funds contributed to the Plan by a Participant shall vest immediately upon acquisition by the Trustee for the benefit of such Participant. The Trustee shall hold such shares for safekeeping as agent for the Participant until delivered pursuant to the provisions of this
         Article 6 or Article 7 hereof.

6.2 Subject to the provisions of this Article 6 hereof, and unless otherwise expressly determined by the Committee (prior to the day on which the first contribution has been made to the Plan in each Cott fiscal year by a Participating Company), the Common Shares acquired by the Trustee under the Plan with funds contributed to the Plan by the Participating Companies for the benefit of a Participant shall vest in him or her on the following basis:

         (a) 30% thereof shall vest on the first business day of each of the first and second calendar years that follow the end of the Contribution Period; and

         (b) 40% thereof shall vest on the first business day of the third calendar year that follows the end of the Contribution Period.

         For greater certainty, the Committee may determine different vesting requirements for Common Shares acquired with funds contributed under Sections 4.1 and 4.2 hereof. At the time of vesting, Common Shares will vest at the fair market value and will be treated as employment income at such time.

6.3 The right of a Participant in respect of Unvested Shares acquired in a Contribution Period shall cease and terminate if such Participant has withdrawn from the Plan any of the Common Shares acquired by the Trustee with funds contributed to the Plan by the Participant during that same Contribution Period. Pursuant to Section 4.3 above, the Unvested Shares so forfeited will be reallocated by the Trustee to all or a portion of the remaining or future Participants in satisfaction of the current or future obligations of the Participating Companies to make contributions under the Plan in accordance with Sections 4.1 or
         4.2. This Section 6.3 does not apply where the Participant has withdrawn Common Shares from the Plan for the sole purpose of contributing such Common Shares to the Group Registered Retirement Savings Plan.

6.4 The right of a Participant in respect of Unvested Shares purchased for that Participant's account in any Contribution Period shall cease and terminate if such Participant has withdrawn from the Group Registered Retirement Savings Plan, during such Contribution Period. Pursuant to
         Section 4.3 above, the Unvested Shares so forfeited will be reallocated by the Trustee to all or a portion of the remaining or future Participants in satisfaction of the current or future obligations of the Participating Companies to make contributions under the Plan in accordance with Sections 4.1 or 4.2.

6.5 If the employment of a Participant is terminated by reason of death, Normal Retirement or Permanent Disability of the Participant, all Unvested Shares of such Participant shall immediately become vested in that Participant. Thereafter, such Participant shall have no further entitlement under the Plan and such Participant or his or her legal personal representative must take immediate delivery of all Vested Shares.

6.6 If the employment of a Participant is terminated for any reason (including, but not limited to, termination without cause) other than death, Normal Retirement or Permanent Disability, all rights of such Terminated Participant with respect to all Unvested Shares shall terminate on the Terminated Participant's Termination Date. Thereafter, such Terminated Participant shall have no further entitlement under the Plan and shall cease to be a beneficiary under the Plan. Pursuant to
         Section 4.3 above, the Unvested Shares so forfeited will be reallocated by the Trustee to all or a portion of the remaining or future Participants in satisfaction of the current or future obligations of the Participating Companies to make contributions under the Plan in accordance with Sections 4.1 or 4.2. The Terminated Participant must deliver a written direction to the Trustee within ninety (90) days of such Termination Date to either: (i) take all steps necessary to convert such Terminated Participant's Vested Shares to cash and to forward a cheque for the amount of cash so realized (net of all fees and expenses) to such Terminated Participant; or (ii) deliver share certificates to the Terminated Participant evidencing such Vested Shares. In the event that a Terminated Participant fails to deliver such notification within such ninety (90) days, and after receipt of written notice by the Company, the Trustee shall issue and deliver share certificates to the Terminated Participant evidencing such Vested Shares.

6.7      Notwithstanding anything else contained herein,

         (a) a consolidation, merger or amalgamation of Cott with or into any other corporation whereby the voting shareholders of Cott immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged or amalgamated corporation;

         (b) a sale by Cott of all or substantially all of Cott's undertakings and assets; or

         (c) a proposal by or with respect to Cott being made in connection with a liquidation, dissolution or winding-up of Cott,

         all of each Participant's Unvested Shares shall immediately vest in that Participant.

6.8 If a take-over bid (within the meaning of the Securities Act (Ontario)), other than a take-over bid exempt from the requirements of
         Part XX of such Act pursuant to paragraphs 93(1)(b) or (c) thereof
         (a "Qualifying Take-over Bid"), is made for the Common Shares, all Unvested Shares shall immediately vest conditional upon successful completion of such Qualifying Take-over Bid and each Participant shall have the right to tender such Unvested Shares to the Qualifying Take-over Bid by notice of guaranteed delivery. If a Qualifying Take-over Bid is made for the Common Shares, and such Qualifying Take-over Bid does not permit tendering by notice of guaranteed delivery, Cott shall, on consummation of such a Qualifying Take-over Bid, subject to compliance with all applicable laws and regulations, repurchase each Unvested Share held by the Participants at a purchase price equal to the offer price pursuant to the Qualifying Take-over Bid.

         Cott will take all reasonable steps necessary to facilitate or guarantee the exercise by the Participants of the rights hereinbefore described.

6.9 Until delivered pursuant to the provisions of this Article 6 or Article 7 hereof, Vested Shares allocated to a Participant shall be held for safekeeping by the Trustee as agent for such Participant.

7.       WITHDRAWAL

7.1 A Participant may, at any time and from time to time, by completing and delivering a withdrawal notice in the form of Schedule B hereto, request delivery to him or her of certificates or cash equivalent for such Participant's Vested Shares. Other than pursuant to the policies of Cott respecting the trading of the Common Shares by Employees or by law, Vested Shares are not subject to any restrictions concerning their use.

7.2 Only whole Vested Shares will be delivered. If a Participant is entitled to a fraction of a Vested Share, such entitlement will be satisfied by the cash payment to such Participant of the then current market value of such fraction of a share.

8.       DIVIDENDS AND OTHER RIGHTS

8.1 The Trustee shall distribute all cash dividends and stock dividends received by it in a year in respect of all Vested Shares and Unvested Shares held by it on behalf of the Participants to the Participants in the same year as such dividends are received by the Trust. Stock dividends received by the Trustee in a year in respect of all Vested Shares and Unvested Shares held by it on behalf of any Participant shall be allocated to that Participant on a fully vested basis, in the same year as such dividends are received by the Trustee.

8.2 If the Trustee becomes entitled to subscribe for additional Common Shares or other securities of Cott by virtue of the Trustee being the registered holder of Vested Shares or Unvested Shares, the Trustee shall forthwith irrevocably transfer such subscription rights with respect to such Common Shares then held by the Trustee on behalf of the Participants to such Participants.

8.3 The Trustee may attend all meetings of shareholders of Cott which it shall be entitled to attend by virtue of being the registered holder of Common Shares and shall vote the Common Shares held on behalf of each Participant at every such meeting in such manner as each Participant shall have directed in writing, and in default of any such direction, the Trustee shall refrain from voting the Vested Shares and Unvested Shares. The Trustee will, if so required by any Participant, execute all proxies necessary or proper to enable the Participant to vote at such meeting in place of the Trustee.

9.       AMENDMENT/TERMINATION

9.1 A Participant may terminate participation in the Plan at any time by notice in writing to Cott.

9.2      The Committee may terminate the Plan at any time.

9.3 From time to time the Committee may amend any provisions of the Plan and any provisions of the Trust, but no amendment of the Plan or the Trust, or any termination of the Plan, shall divest any Participant of his or her entitlement to Common Shares as provided in Article 6 or of any rights a Participant may have in respect of the Common Shares, without the prior written consent of the Participant. No amendment of the Plan shall affect the rights and duties of the Trustee without its prior written consent.

10.      GENERAL

10.1 The Plan is established under the laws of the Province of Ontario and the rights of all parties and the construction and effect of each and every provision of the Plan shall be according to the laws of the Province of Ontario and the federal laws of Canada applicable therein.

10.2 The Trustee shall be entitled to rely on a certificate of the CEO, the Senior Vice President of Human Resources or the Corporate Secretary of Cott as to any of the following matters:

         (a) when the employment of a Participant with a Participating Company has terminated;

         (b) the date of death, Normal Retirement or Permanent Disability of any Participant;

         (c) when an Employee is deemed to be a Participant for the purposes of the Plan; and

         (d) the vesting period of any Common Shares granted to a Participant under the Plan.

10.3 The Committee may make, amend and repeal at any time and from time to time such regulations not inconsistent herewith as it may deem necessary or advisable for the proper administration and operation of the Plan. In particular, the Committee may delegate to any officer of a Participating Company such administrative duties and powers as it may see fit.

10.4 Two officers of Cott, one of whom must be the CEO, the Senior Vice President of Human Resources or the Corporate Secretary, are hereby authorized to sign and execute all instruments and documents and do all things necessary or desirable for carrying out the provisions of this Plan.

10.5 The Plan and the Trust shall enure to the benefit of and be binding upon Cott, its successors and assigns. The interest hereunder of any Participant shall not be transferable or alienable by such Participant either by assignment or in any other manner whatsoever and, during his or her lifetime, shall be vested only in him or her, but shall enure to the benefit of and be binding upon the legal personal representatives of the Participant.

10.6 Any questions of interpretation of the Plan will be submitted to the Committee for resolution. Any resolution of such a question of interpretation of the Plan by the Committee shall be final in all respects, and in particular, shall not be subject to any appeals whatsoever.

10.7     This Plan is an "employee benefit plan" for the purposes of the Act.


DATED as of the 2nd day of October, 2000, with an effective date of January 2, 2001.

                                     COTT CORPORATION




                                     PER:  /s/ Colin Walker
                                         ---------------------------------------

                                     PER:  /s/ Mark Halperin
                                         ---------------------------------------

                                   SCHEDULE A

                                   SCHEDULE B